UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2011
VIEWPOINT FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34737	27-2176993

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1309 W. 15th Street, Plano, Texas	75075

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 578-5000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 20, 2011, the Compensation Committee of the Board of Directors of Viewpoint Financial Group, Inc. (the “Company”), parent company of ViewPoint Bank, amended its existing Executive Officer Incentive Plan (the “EOIP”). Under the amended EOIP, executive officers of the Company are eligible for annual incentive awards based on the achievement of pre-established corporate goals and individual goals related to each executive’s area of responsibility. The EOIP requires that an organizational performance threshold (“OPT”) determined by the Compensation Committee, based on earnings per share, be met before any incentive awards can be earned by the officers. Participation in the EOIP is approved by the Compensation Committee on an annual basis.
For each participant, 75% of his or her bonus, if any, will be weighted to achievement of corporate goals, with the balance weighted to the individual goals. For 2011, the metrics for the corporate goals will be return on average equity, non-performing assets, efficiency ratio, earnings per share, loan growth and deposit growth. Criteria for the individual goals will vary according to the level of the officer and the officer areas of responsibility. The corporate goals will be determined by the Compensation Committee utilizing financial and operating budget information, with a minimum and maximum performance goal set at 50% and 170%, respectively, of the Board’s budgeted performance goal, and with the target performance goal being between the minimum and maximum performance goals. The payout percentages of base salary for 2011 for the minimum, target and maximum levels of performance are as follows: President/CEO: 25.0%, 50.0% and 85.0%, respectively; and Executive Vice Presidents: 15.0%, 30.0% and 51.0%, respectively.
Each annual incentive award will be paid 50% in cash and 50% in phantom stock, which mirrors the Company’s common stock price. The phantom stock will be paid two years from the grant date of the award based on achievement of the OPT over the two year period:
•	If the threshold is achieved both years, the restrictions will lapse and the phantom stock will be earned and paid in cash following the end of the two year period.

•	If the threshold is achieved one year, one-half of the phantom stock will be earned and paid in cash following the end of the two year period.

•	If the threshold is not achieved either year, the phantom stock will be cancelled and not earned.
The Compensation Committee also approved a clawback provision for the EOIP that is applicable to all participants in the EOIP. Under this provision, any payment made under the EOIP which was based upon materially inaccurate financial statements and requires a restatement will be subject to repayment. The repayment, in whole or in part, is at the discretion of the Compensation Committee.
A copy of the EOIP is attached as Exhibit 10.1.

In addition, the Compensation Committee also approved stock ownership guidelines for executive officers and directors in order to maintain and increase the alignment between executive, Board and shareholder interests.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

10.1	Executive Officer Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT FINANCIAL GROUP, INC.
Date: January 26, 2011	By:	/s/ Pathie E. McKee
Pathie E. McKee, Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Officer Incentive Plan

5